                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        VITALINK PHARMACY SERVICES, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                              37-0903482
         --------                                              ----------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification No.)

1250 East Diehl Road, Suite 208
Naperville, Illinois                                             60563
-------------------------------                                  ------
(Address of Principal Executive                                (Zip Code)
Office)

                              AMENDED AND RESTATED
                        VITALINK PHARMACY SERVICES, INC.
                          1996 LONG-TERM INCENTIVE PLAN
                          -----------------------------
                            (Full title of the plan)

                           Robert W. Horner, III, Esq.
                                    Secretary
                          One Ravinia Drive, Suite 1240
                             Atlanta, Georgia 30346
                             ----------------------
                     (Name and address of agent for service)

                                 (770) 677-7915
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Title of securities to   Amount to be           Proposed maximum       Proposed maximum        Amount of
be registered            registered             offering price per     aggregate offering      registration fee
                                                unit (1)               price
Common Stock,            1,000,000 shares       $22.50                 $22,500,000             $6,637.50
par value of $.01 per
share
------------------------ ---------------------- ---------------------- ----------------------- ----------------------

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. Estimate based on the average of the high and low share prices of the Registrant's Common Stock on February 17, 1998, as reported on the New York Stock Exchange.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Amendment to the Registration Statement relates to the amendment to the Vitalink Pharmacy Services, Inc. 1996 Long-Term Incentive Plan (the "Plan") to increase by 1,000,000 the number of common stock authorized to be issued thereunder. The Plan provides that the aggregate number of shares of common stock subject to Stock Options, Stock Appreciation Rights, Performance Share Awards or Restricted Stock Awards under the Plan may not exceed 1,493,900 shares. The contents of the Registrant's Registration Statement on Form S-8, Registration Number 033-75310, filed with the Securities and Exchange Commission on February 15, 1994, and the Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration Number 033-75310, filed with the Securities and Exchange Commission on January 14, 1997, are hereby incorporated by reference hereto.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference herein: the contents of Registrant's Annual Report and Form 10-K (File No. 001-12729) as amended on Form 10-K/A (File No. 001-12729) for fiscal year ended May 31, 1997 containing audited financial statements for the fiscal year ended May 31, 1997, Forms 10-Q (File No.001-12729) for the fiscal quarters ended August 31, 1997 and November 30, 1997, the Registration Statement on Form S-3 (Registration No. 333-38281) containing the Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, and the description of the Registrant's Registration Statement on Form 8-A (Registration No. 000-19820) filed pursuant to Section 12(b) of the Exchange Act of 1934 on January 29, 1992 (as amended on March 3, 1992).

         All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicated that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS.

*4 Amended and Restated Vitalink Pharmacy Services, Inc. 1996 Long-Term Incentive Plan.

*5.1 Opinion of Robert W. Horner III, Esq. regarding legality of share to be offered.

23.1     Consent of Robert W. Horner III (included in Exhibit 5.1).

*23.2    Consent of Arthur Andersen LLP.

24 Powers of Attorney (Incorporated by reference to Exhibits 24.1, 24.2, 24.3, 24.4, 24.5 and 24.6 to the Registrant's Registration Statement on Form S-8 filed on January 23, 1998, File No. 333-44809)

*        Filed herewith

                                   SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 20th day of February, 1998.

                                       VITALINK PHARMACY SERVICES, INC.


                                       By:  /s/Robert W. Horner III
                                            ---------------------------------
                                            Robert W. Horner III
                                            Senior Vice President, Secretary and
                                            General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                 Signature                      Title                              Date
                 ---------                      -----                              ----
                                       President and Chief Operating       February 20, 1998
                     *                 Officer
----------------------------
Donna L. DeNardo
                                       Senior Vice President, Chief        February 20, 1998
                     *                 Financial Officer and Treasurer
----------------------------
Scott T. Macomber
                                       Director                            February 20, 1998
                     *
----------------------------
Stewart Bainum, Jr.
                                       Director                            February 20, 1998
                     *
----------------------------
Joseph R. Buckley
                                       Director                            February 20, 1998
                     *
----------------------------
James A. MacCutcheon
                                       Director                            February 20, 1998
                     *
----------------------------
James H. Rempe


* By:    /s/ Robert W. Horner III
         --------------------------
         Robert W. Horner III
         Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT  EXHIBIT DESCRIPTION
NUMBER
------

*4 Amended and Restated Vitalink Pharmacy Services, Inc. 1996 Long-Term Incentive Plan.

*5.1 Opinion of Robert W. Horner III, Esq. regarding legality of share to be offered.

23.1     Consent of Robert W. Horner III (included in Exhibit 5.1).

*23.2    Consent of Arthur Andersen LLP.

24 Powers of Attorney (Incorporated by reference to Exhibits 24.1, 24.2, 24.3, 24.4, 24.5 and 24.6 to the Registrant's Registration Statement on Form S-8 filed on January 23, 1998, File No. 333-44809)

*        Filed herewith